FIRST AMENDMENT TO LOAN AGREEMENT AND DOCUMENTS


         THIS FIRST AMENDMENT TO LOAN AGREEMENT AND DOCUMENTS, dated as of July , 1998 (this "Amendment"), is entered into by and between BROOKDALE LIVING COMMUNITIES, INC., a Delaware corporation (the "Borrower"), and LaSALLE NATIONAL BANK, a national banking association (the "Bank").

                                   WITNESSETH

         WHEREAS, Borrower has previously executed and delivered to the Bank a certain Note dated April 27, 1998 in the original principal amount of up to Fifteen Million Dollars ($15,000,000.00) evidencing a certain loan (the "Loan") set forth more fully in and governed by a certain Loan Agreement of that same date to which the Bank is also a party ("Loan Agreement");

         WHEREAS, subject to the terms and conditions of this Amendment, Borrower has requested the Bank (a) to increase the principal amount of the Loan by $10,000,000, on an interim basis only, from $15,000,000 to $25,000,000, and
(b) to permit a portion of the Loan to be reserved for the issuance of standby letters of credit by the Bank to and for the benefit municipalities and other governmental units in connection with projects developed by Borrower from time to time.

         WHEREAS, Borrower and the Bank desire to modify the Loan Agreement and the Documents to reflect the modified terms of the Loan as set forth in this Amendment.

         NOW, THEREFORE, in consideration of the premises, the covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         Incorporation of Recitals. The above and foregoing recitals are incorporated into and made a part of this Amendment. All capitalized terms used herein, if not otherwise specifically defined, shall have the meanings and definitions prescribed in the Loan Agreement and the Documents referred to therein.

         Interim Maturity Date. For purposes of this Amendment and the Documents, the term "Interim Maturity Date" shall mean the earlier of (a) a date certain which is ninety (90) days after the date of this Amendment, or (b) a date certain which is the date on which Borrower closes on an offering of Borrower's convertible preferred stock or convertible debt securities with a minimum aggregate sales price (before underwriting commissions and discounts and other expenses relating to such sale) of $50,000,000.00 which in all cases shall be subordinate to the Loan (the "Offering").

         Increased Loan Commitment. As of the date of this Amendment, the Loan Agreement and the Documents are hereby amended to increase the principal amount of the Loan and Maximum Revolving Loan Commitment from $15,000,000.00 to an amount not to exceed $25,000,000.00 until the Interim Maturity Date on which date, without further notice or demand (a) Borrower shall pay amounts necessary to reduce the outstanding principal balance of the Loan, including any portion of the Loan comprised of an LC Reserve (as hereafter defined) to (i) $10,000,000.00 or less if the Offering has occurred, or (ii) $15,000,000.00 if the Offering has not occurred, and (b) the Maximum Revolving Loan Commitment shall be permanently reduced to an amount not to exceed (i) $10,000,000.00 if the Offering has occurred, or (ii) $15,000,000.00 if the Offering has not occurred.

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         Letters of Credit.  Provided  Borrower is otherwise in compliance  with all terms and conditions of the Loan Agreement, the Documents and this Amendment, the Bank agrees to issue from time to time from the date of this Amendment to and including April 1, 1999, standby letters of credit (a "Letter of Credit" and, collectively, the "Letters of Credit") for the account of Borrower to and for the benefit of municipalities and other units of government in order to guarantee Borrower's completion of public improvements required by those entities in connection with Borrower's development projects, all subject to the conditions of this Section 4 and which, when added to: (a) the aggregate amount of all other Letters of Credit outstanding, issued or approved by the Bank as of the proposed issuance date, and (b) the aggregate amount of Loan Advances outstanding as of the proposed issuance date, will not exceed the Maximum Revolving Loan Commitment in effect as of the proposed issuance date. The Letters of Credit shall also be subject to the following conditions:

                  Application and Agreement. As a condition of the Bank's obligation to issue a particular Letter of Credit, Borrower, through the Authorized Borrower Representative, shall notify the Bank of the particulars of the Letter of Credit not less than three (3) business days in advance, and Borrower shall provide such borrowing resolutions and information, and execute such applications, documents and agreements as are required by the Bank, including without limitation, the Bank's standard form of application and credit agreement. ("LC Documents").

                  Reserve. The stated amount of each Letter of Credit issued by the Bank shall reduce the amount of the Maximum Revolving Loan Commitment then in effect in accordance with the terms of this Agreement on a dollar for dollar basis ("LC Reserve").

                  Expiry. The Bank shall not issue any Letter of Credit with an expiry date later than April 1, 1999.

                  Fee. Borrower shall pay the Bank a fee in the amount of one percent (1%) per annum of the stated amount of each Letter of Credit issued by the Bank at the request of Borrower, fully earned and payable quarterly in advance. If the Letter of Credit expires during the quarter, the fee shall be pro-rated based upon the number of days in the quarter that the Letter of Credit is outstanding. As a condition to the issuance of each Letter of Credit, Borrower shall pay the Bank the quarterly portion of the Letter of Credit fee stated in the preceding sentence.

                  Payment. Each drawing under the Letter of Credit (an "LC Drawing") shall constitute a Loan advance under the Loan Agreement and shall be payable in accordance with the terms and provisions of the Loan Agreement with respect to other Loan Advances. Borrower's obligation to pay all LC Drawings shall be absolute, irrevocable, unconditional and without setoff under any and all circumstances whatsoever, including, without limitation, any of the following, whether or not with notice to, or the consent of, Borrower:

                           Any lack of validity or enforceability of a Letter of
                  Credit, the Loan Agreement, the LC Documents or any of the LC Documents;

                           The existence of any claim, set-off, defense or other
                  right which Borrower may have at any time against the beneficiary of a Letter of Credit, the Bank or any other person or entity, whether in connection with the transactions contemplated herein or therein or any unrelated transaction;


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


                           Any statement or any other document presented under a
                  Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

                           Payment by the Bank under a Letter of Credit  against
                  presentation of a draft or certificate which does not comply with the terms of the Letter of Credit;

                           Any failure,  omission,  delay or lack on the part of
                  the Bank or any party to any of the LC Documents to enforce, assert or exercise any right, power or remedy conferred upon the Bank or any such party under the LC Documents, or any other acts or omissions on the part of the Bank or any such party;

                           The    voluntary    or    involuntary    liquidation,
                  dissolution, sale or other disposition of all or substantially all the assets of Borrower, the receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition with creditors or readjustment or other similar proceedings affecting Borrower or any of the assets of Borrower, or any allegation or contest of the validity of this Amendment, the Loan Agreement, the Letter of Credit or any of the LC Documents, in any such proceeding; or

                           Any other event or action that would,  in the absence
                  of this clause, result in the release or discharge by operation of law of Borrower from the performance or observance of any obligation, covenant or agreement contained in this Amendment, the Loan Agreement, the Letter of Credit or any of the LC Documents.

                  LC Documents Control. Each Letter of Credit shall be governed by and subject to the LC Documents required to be executed by Borrower for each such Letter of Credit. In the event of any conflict between any of the terms of the LC Documents and any of the terms of this Amendment, the terms of this Amendment shall control.

         Maturity Date. The definition of Maturity Date in the Loan Agreement is amended and restated to mean (a) the Interim Maturity Date as to any and all amounts of the Loan in excess of (i) $10,000,000.00 or less if the Offering has occurred, or (ii) $15,000,000.00 or less if the Offering has not occurred, on which date Borrower shall pay all amounts necessary to reduce the outstanding principal balance of the Loan, including the amount of the LC Reserve, to (A) $10,000,000.00 or less if the Offering has occurred or (B) $15,000,000.00 or less if the Offering has not occurred, and on which date the Maximum Revolving Loan Commitment shall be permanently reduced to an amount not to exceed (C) $10,000,000.00 or less if the Offering has occurred or (D) $15,000,000.00 or less if the Offering has not occurred, and (b) April 26, 1999 as to the balance of the Loan and all outstanding Loan Advances together with any accrued but unpaid interest thereon and any other costs or amounts owed to the Bank under the Loan Agreement as amended hereby.


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


         Interim Maturity Default Rate. If the outstanding principal balance of the Loan, including the amount of the LC Reserve, is not reduced to (a) $10,000,000.00 or less if the Offering has occurred or (b) $15,000,000.00 or less if the Offering has not occurred by the Interim Maturity Date as required under this Amendment, Borrower shall be considered in default under the Loan Agreement and, in addition to all other rights and remedies available to the Bank under the Loan Agreement, the Documents, at law or equity, any and all amounts outstanding under the Loan Agreement shall, without notice, bear interest payable on demand at the interest rate then in effect with respect thereto plus four percent (4%) ("Preliminary Default Rate"), further provided that if, within 30 days after the Interim Maturity Date as required above, the outstanding principal balance of the Loan, including the amount of the LC Reserve, is not reduced to (i) $10,000,000.00 or less if the Offering has occurred, or (ii) $15,000,000.00 or less if the Offering has not occurred, any and all amounts outstanding under the Loan Agreement shall, without notice, bear interest payable on demand at the Preliminary Default Rate plus two percent (2%) (Modified Default Rate"). The Preliminary Default Rate and the Modified Default Rate are, during their pendency, in lieu of the default rate of interest set forth in Section 2.03 of the Loan Agreement.

         Execution Note. Contemporaneous with the execution of this Amendment, Borrower has executed and delivered an Amended and Restated Note in the principal sum of up to $25,000,000.00 evidencing the Loan as amended by and subject to this Amendment, which Amended and Restated Note shall replace and supersede the Note.

         Payment of Fees. Contemporaneous with and as a condition of the execution of this Agreement, Borrower shall pay the Bank a fee in the amount of $50,000.00, which fee is deemed fully earned at the time Borrower and the Bank execute this Amendment, as additional consideration for increasing the amount of the Loan. Borrower shall also pay the legal fees of Bank counsel in connection with the preparation of this Amendment and matters related thereto. In addition to the $50,000.00 closing fee, Borrower shall continue to be obligated to pay the Bank the Unused Commitment Fee in the amount of one-quarter of one percent (1/4%) per annum of the average unused Maximum Revolving Loan Commitment, excluding the LC Reserve, and as otherwise set forth in the Loan Agreement, as amended by this Amendment.

         Year 2000 Problem. Borrower and its Subsidiaries have reviewed the areas within their business and operations which could be adversely affected by, and have developed or are developing a program to address on a timely basis, the "Year 2000 Problem" (that is, the risk that computer applications used by Borrower and its Subsidiaries may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999), and have made related appropriate inquiry of material suppliers and vendors. Based on such review and program, Borrower believes that the "Year 2000 Problem" will not have a material adverse effect on Borrower. From time to time, at the request of the Bank, Borrower and its Subsidiaries shall provide to the Bank such updated information or documentation as is requested regarding the status of their efforts to address the Year 2000 Problem.

         Reaffirmation. To the extent any term(s) or condition(s) in any of the Documents shall contradict or be in conflict with the amended terms of the Loan as set forth herein, such terms and conditions are hereby deemed modified and amended accordingly, upon the effective date hereof, to reflect the terms of the Loan as so amended herein. All terms of the Documents, as amended hereby, shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of Borrower to the Bank. As of the date of this Amendment, Borrower herein restates, ratifies and reaffirms each and every term and condition set forth in the Documents as amended herein. There are no other changes to the Documents except for the changes specifically set forth herein.

         Certification. To further induce the Bank to enter into this Amendment, Borrower represents and warrants to the Bank as follows: (a) Borrower is empowered to perform all acts and things undertaken and done pursuant to this Amendment and the Amended and Restated Note and has taken all corporate or other action necessary to authorize the execution, delivery and performance of the of this Amendment and the Amended and Restated Note; (b) the officers of Borrower executing this Amendment and the Amended and Restated Note have been duly elected or appointed and have been fully authorized to execute the same at the time executed; (c) this Amendment and the Amended and Restated Note, when executed and delivered, will be the legal, valid and binding obligation of Borrower, enforceable against it in accordance with its respective terms; and
(d) Borrower is delivering to the Bank contemporaneously herewith, a certificate of Borrower's Secretary certifying as to the resolutions of the Executive Committee of Borrower's Board of Directors approving this Amendment and the Amended and Restated Note and the incumbency and signatures of the officers of Borrower signing this Amendment and the Amended and Restated Note.

         Consent to Offering. The Bank hereby consents to the Offering and acknowledges that the Offering shall not constitute an Event of Default under the Loan Agreement conditioned upon the Offering being subordinate to the Loan.

         Absence Of Claim. To further induce the Bank to enter into this Amendment, Borrower hereby acknowledges and agrees that, as of the date hereof, there exists no right of offset, defense, counterclaim or objection in favor of Borrower as against the Bank with respect to the Obligations to the Bank.

         Illinois  Law  To  Govern.   This   Amendment   and  each   transaction
contemplated hereunder shall be deemed to be made under and shall be construed and interpreted in accordance with the laws of the State of Illinois.

         Binding Effect. The terms, provisions and conditions of this Amendment shall be binding upon and inure to the benefit of each respective party and their respective legal representatives, successors and assigns.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                    BORROWER:

                                    BROOKDALE LIVING COMMUNITIES, INC.

                                    By:
                                    Print Name:
                                    Title:
ATTEST:

By:
Print Name:
Title:

                                    BANK:

                                    LaSALLE NATIONAL BANK

                                    By:
                                    Print Name:
                                    Title:



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